Exhibit 99

FOR IMMEDIATE RELEASE

FOR:	QUIXOTE CORPORATION
CONTACT:	Daniel P. Gorey	Investor Relations:
	Chief Financial Officer	Eric Boyriven/Bob Joyce
	Joan R. Riley	FD
	Director of Investor Relations	(212) 850-5600
(312) 467-6755

Quixote Corporation Appoints Bruce Reimer as President and Chief Executive Officer

—Announces Retirement Plans of Leslie J. Jezuit

—Announces Promotion of Daniel P. Gorey to Executive Vice President

CHICAGO, IL, December 29, 2008 – Quixote Corporation (Nasdaq: QUIX) announced today that Bruce Reimer has been appointed President and Chief Executive Officer effective January 1, 2009.  Mr. Reimer will succeed Leslie J. Jezuit, 63, who will retire as President and Chief Executive Officer at the end of the year.  Mr. Jezuit will continue as Chairman of the Board until June 30, 2009 as part of the Company’s succession plan.  Mr. Jezuit, recently elected to a three-year term as a director of the Company, will continue to serve on the Board for his full term.

Additionally, Daniel P. Gorey, 57, the Company’s Chief Financial Officer, has been promoted to Executive Vice President effective January 1, 2009.

Mr. Reimer, age 50, most recently served as President for Quixote’s Inform Group.  Prior to joining the Company in 2000, Mr. Reimer was employed in various management positions at Rockwell International.

“Quixote has made progress in strengthening its financial profile and positioning its business for long term growth,” said Mr. Jezuit, Chairman of the Board. “Over the past year, the Company sold its Intersection Control business, expanded internationally into promising markets and developed a number of new products. As the President of our Inform Group, Bruce has shown both leadership and vision in contributing to that segment’s growth and development.  We believe that he will effectively utilize those skills to spark progress for Quixote Corporation as a whole.”

Mr. Jezuit continued, “We are confident that our entire management team will be successful in executing the Company’s long-term growth strategy.  Although we face a difficult market in the near-term, I look forward to working with Bruce and Dan to capitalize on the planned infrastructure stimulus package early next year and to execute on our strategic plan to increase long-term shareholder value.”

Mr. James H. DeVries, co-founder and long-time member of the Board of Directors stated, “Les has been a tremendous asset to our Company during the last twelve years. During his tenure as CEO, Les helped establish Quixote as a leading provider of transportation safety products and expand the Company internationally.  We thank Les for his many contributions.”

Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiaries, Quixote Transportation Safety, Inc. and Quixote Transportation Technologies, Inc., is the world’s leading manufacturer of energy-absorbing highway crash cushions, electronic wireless measuring and sensing devices, weather forecasting stations, computerized highway advisory radio transmitting systems, flexible post delineators and other transportation safety products.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Company’s Form 10-K for its fiscal year ended June 30, 2008, under the caption “Forward-Looking Statements” and “Risk Factors” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, which discussion is incorporated herein by this reference. Other factors may be described from time to time in the Company’s public filings with the Securities and Exchange Commission, news releases and other communications.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.